CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-278539) and Form S-8 (No. 333-207986, No. 333-245013, No. 333-258877, No. 333-274008 and No. 333-281544) of our reports dated March 16, 2026, with respect to the consolidated financial statements of Kingstone Companies, Inc. (the “Company”) and the effectiveness of internal control over financial reporting of the Company included in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ CBIZ CPAs P.C.

Hartford, CT
March 16, 2026